      As filed with the Securities and Exchange Commission on March 4, 2002
                           Registration No. 333-67428

                              =====================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 MetaSolv, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                  7371                           75-2912166
   (State or other jurisdiction
              of                          (Primary Standard Industrial           (I.R.S. Employer
  incorporation or organization)          Classification Code Number)           Identification No.)

                              5560 Tennyson Parkway
                               Plano, Texas 75024
                                 (972) 403-8300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                James P. Janicki
                             Chief Executive Officer
                                 MetaSolv, Inc.
                              5560 Tennyson Parkway
                               Plano, Texas 75024
                                 (972) 403-8300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

         Jonathan K. Hustis                          Jeffrey A. Chapman
          General Counsel                             Michael M. Monroe
           MetaSolv, Inc.                           Vinson & Elkins L.L.P.
        5560 Tennyson Parkway                     3700 Trammell Crow Center
         Plano, Texas 75024                           2001 Ross Avenue
          (972) 403-8300                           Dallas, Texas 75201-2975
                                                      (214) 220-7700


   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                 --------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         366,666 Shares of Common Stock

                                 MetaSolv, Inc.

                              5560 Tennyson Parkway
                               Plano, Texas 75024
                                 (972) 403-8300

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus (each a "Selling Stockholder" and collectively the "Selling Stockholders") of up to 366,666 shares of our common stock. We are not selling any shares of our common stock in this offering, and we will not receive any proceeds from the sale. The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use one or more methods when selling shares of our common stock, as more fully described in this prospectus under "Plan of Distribution."

The Selling Stockholders can acquire the shares of our common stock covered by this prospectus upon the exchange of the exchangeable shares of capital stock of MetaSolv Canada Holdings Inc., our wholly-owned subsidiary incorporated under the laws of Nova Scotia ("MCH"), which are to be issued by MCH pursuant to the terms of the Share Purchase Agreement dated July 20, 2001, by and among MetaSolv, Inc., MetaSolv Canada Inc., MCH, LAT45 Information Systems Inc. ("LAT45"), each of the shareholders of LAT45 and each of Joseph Hatchuel, Toufik Abdallah, Serge Bouhadana and Jean-Nicolas Guet. The exchange of the exchangeable shares of MCH for our common stock is governed by the terms of the exchangeable shares and by the Exchange Agreement dated July 20, 2001, by and among MetaSolv, Inc., MetaSolv Canada Inc., MCH and each of the shareholders of LAT45. The terms of the exchangeable shares and copies of the Share Purchase Agreement and the Exchange Agreement are included as exhibits to the registration statement of which this prospectus is a part. In connection with the transactions contemplated by the Share Purchase Agreement, we agreed to register the shares of our common stock covered by this prospectus pursuant to the Registration Rights Agreement dated July 20, 2001, as amended, by and among MetaSolv, Inc., each of the shareholders of LAT45 and Joseph Hatchuel, as shareholders' representative, which Registration Rights Agreement and related amendments are also included as an exhibit to the registration statement.

Our common stock is quoted on The Nasdaq Stock Market under the symbol "MSLV." On February 28, 2002, the last reported sale price for our common stock on The Nasdaq Stock Market was $6.07.


Investing in our common stock involves risks. See "Risk Factors" beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares of stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is March 4, 2002



                                TABLE OF CONTENTS

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                                                      Page
                                                      ----
     The Company....................................     1
     Risk Factors...................................     2
     Forward-Looking Statements.....................     9
     Use of Proceeds................................     9
     Description of Capital Stock...................     9
     Selling Stockholders...........................    11
     Plan of Distribution...........................    12
     Legal Matters..................................    13
     Experts........................................    13
     Where You Can Find More Information............    13
     Incorporation of Documents by Reference........    14

Additional information about us is incorporated in this prospectus by reference to our reports filed with the SEC. See "Where You Can Find More Information." You are urged to read this prospectus, including "Risk Factors," and our SEC reports in their entirety. All references to "MetaSolv," "we," "us," or "our," mean MetaSolv, Inc., and its subsidiaries.

                                   THE COMPANY

MetaSolv is a leading provider of software designed to make it easier for communications service providers to take, manage and fulfill orders for service from their customers. These communications service providers offer a full array of communications services including local and long-distance voice services, high-speed data services and Internet services, often as a bundled offering. We derive substantially all of our revenue from the sale of licenses, related professional services, and maintenance and support of our MetaSolv Solution(TM) packaged software to these convergent communications service providers.

                                  RISK FACTORS

     The communications market is changing rapidly, and failure to anticipate and react to the rapid change could result in loss of customers or wasteful spending.

     Over the last decade, the market for communications products and services has been characterized by rapid technological developments, evolving industry standards, dramatic changes in the regulatory environment, emerging companies and frequent new product and service introductions. Our future success depends largely on our ability to enhance our existing products and services and to introduce new products and services that are capable of adapting to changing technologies, industry standards, regulatory changes and customer preferences. If we are unable to successfully respond to these changes or do not respond in a timely or cost-effective way, our sales could decline and our costs for developing competitive products could increase.

     New technologies, services or standards could require significant changes in our business model, development of new products or provision of additional services. New products and services may be expensive to develop and may result in our encountering new competitors in the marketplace. Furthermore, if the overall market for order processing, management and fulfillment software grows more slowly than we anticipate, or if our products and services fail in any respect to achieve market acceptance, our revenues would be lower than we anticipate and operating results and financial condition could be materially adversely affected.

     The communications industry is experiencing consolidation, which may reduce the number of potential customers for our software.

     The North American communications industry has experienced significant consolidation. In the future, there may be fewer potential customers requiring operations support systems and related services, increasing the level of competition in the industry. In addition, larger, consolidated communications companies have strengthened their purchasing power, which could create pressure on the prices we charge and the margins we realize. These companies are also striving to streamline their operations by combining different communications systems and the related operations support systems into one system, reducing the number of vendors needed. Although we have sought to address this situation by continuing to market our products and services to new customers and by working with existing customers to provide products and services that they need to remain competitive, we cannot be certain that we will not lose customers as a result of industry consolidation.

     Our customers' financial strength, their ability to obtain financing and the recent downturn in the communications industry may lead to lower sales and decreased profitability.

Many of our customers are small to medium sized competitive communications service providers with limited operating histories. Many of these customers are not profitable and highly dependent on private sources of venture capital to fund their operations. During the last half of 2000 and during 2001, many competitive communications service providers have been unable to obtain sufficient funds to continue expansion of their business. During the same period, many communications companies have encountered significant difficulties in achieving their business plans and financial projections, and it is possible that this downturn in the communications industry could continue for an indefinite period of time. The downturn in the communications industry and the inability of many communications companies to raise capital have resulted in a decrease in the number of potential customers that are capable of purchasing our software, a delay by some of our existing customers in purchasing additional products, delays in payments by existing customers, or failure to pay for our products. We cannot be certain that market conditions will not continue to affect the ability of these customers to obtain adequate financing for capital expenditures. Because we currently derive all of our revenue from the licensing, related professional services and maintenance and support of our MetaSolv Solution software products, if our customers are unable to obtain adequate financing, sales of our software could suffer. The failure to continue to increase revenue related to our software would adversely affect our operating results and financial condition. In addition, adverse market conditions and limitations on the ability of our current customers to obtain adequate financing could adversely affect our ability to collect outstanding accounts receivable resulting in increased bad debt losses and a decrease in our overall profitability. Any of our current customers who cease to be viable business operations would no longer be a source of maintenance revenue, or revenue from sales of additional MetaSolv license or services products, and this could adversely affect our profitability.

     We rely on a limited number of customers for a significant portion of our revenue.

     A significant portion of revenue each quarter is derived from a relatively small number of large sales. The amount of revenue we derive from a specific customer is likely to vary from period to period, and a major customer in one period may not produce significant additional revenue in a subsequent period. During the year 2001, our top ten customers accounted for 36% of our total revenue, compared to 27% during the year 2000. No single customer accounted for more than 5% of total revenue in 2000. However, to the extent that any major customer terminates its relationship with us, our revenue could be adversely affected. While we believe that the loss of any single customer would not seriously harm our overall business or financial condition, our inability to consummate one or more substantial sales in any future period could seriously harm our operating results for that period.


     Competition from larger, better capitalized or emerging competitors for the communications products and services that we offer could result in price reductions, reduced gross margins and loss of market share.

     Competition in the communications products market is intense. Although we compete against other companies selling communications software and services, the in-house development efforts of our customers may also result in our making fewer sales. We expect competition to persist and intensify in the future. We cannot be certain that we will be able to compete successfully with existing or new competitors, and increased competition could result in price reductions, reduced gross margins and loss of market share.

     Competitors vary in size and scope, in terms of products and services offered. We encounter direct competition from several vendors, including Eftia OSS Solutions, Granite Systems, Telcordia Technology, and Wisor Telecom. We compete indirectly with large equipment vendors like Nortel Networks and ADC Telecommunications, since their respective acquisitions of Architel and CommTech Corp. We also compete with systems integrators and with the information technology departments of large communications service providers. Finally, we are aware of communications service providers, software developers, and smaller entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete with MetaSolv. We anticipate continued growth in the communications industry and the entrance of new competitors in the order processing, management and fulfillment software market. We believe that the market for our products and services will remain intensely competitive.

     Some of our current competitors have longer operating histories, a larger customer base, greater brand recognition and greater financial, technical, marketing and other resources than we do. This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, advertising campaigns, strategic alliances and other initiatives. In addition, many of our competitors have well-established relationships with our current and potential customers and have extensive knowledge of our industry. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote more resources to the development, promotion and sale of their products and services than we can. To the extent that our competitors offer customized products that are competitive with our more standardized product offerings, our competitors may have a substantial competitive advantage, which may cause us to lower our prices and realize lower margins.

     Current and potential competitors also have established or may establish cooperative relationships among themselves or with others to increase their ability to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition, some of our competitors may develop products and services that are superior to, or have greater market acceptance than, the products and related services that we offer.

     If the internet and internet-based services growth slows, demand for our products may fall.

     Our success depends heavily on the Internet being accepted and widely used as a medium of commerce and communication. The growth of the Internet has driven changes in the public communications network and has given rise to the growth of the next-generation service providers who are our core customers. Rapid growth in the use of the Internet and on-line services is a recent phenomenon, and it may not continue. If use of the Internet does not continue to grow or grows more slowly than expected, the market for software that manages communications over the Internet may not develop and our sales would be adversely affected. Consumers and businesses may reject the Internet as a viable commercial medium for a number of reasons, including potentially inadequate network infrastructure, slow development of technologies or insufficient commercial support. The Internet infrastructure may not be able to support the demands placed on it by increased usage and bandwidth requirements. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation, could cause the Internet to lose its viability as a commercial medium. Even if the required infrastructure, standards, protocols or complementary products, services or facilities are developed, we may incur substantial expense adapting our solutions to changing or emerging technologies.

     Changes in communications regulation could adversely affect our customers and may lead to lower sales.

     Our customers are subject to extensive regulation as communications service providers. Changes in legislation or regulation that adversely affect our existing and potential customers could lead them to spend less on order processing, management and fulfillment software, which would reduce our revenues, which in turn could seriously affect our business and financial condition.

     We rely on sales of our Metasolv Solution products and related services for our revenue.

     We currently derive all of our revenue from the licensing, related professional services and maintenance and support of our MetaSolv Solution software products, previously known as Telecom Business Solution. We expect that we will continue to depend on revenue related to new and enhanced versions of our software for the foreseeable future. We cannot be certain that we will be successful in upgrading and marketing our software or that we will successfully develop and market new products or services. Failure to continue to increase revenue related to our software or to generate revenue from new products and services would adversely affect our operating results and financial condition.

     If we fail to accurately estimate the resources necessary to complete any fixed-price contract, or if we fail to meet our performance obligations, we may be required to absorb cost overruns and we may suffer losses on projects.

     In addition to time and materials contracts, we have periodically entered into fixed-price contracts for software implementation, and we may do so in the future. These fixed-price contracts involve risks because they require us to absorb possible cost overruns. Our failure to accurately estimate the resources required for a project or our failure to complete our contractual obligations in a manner consistent with the project plan would likely cause us to have lower margins or to suffer a loss on such a project, which would negatively impact our operating results. On occasion we have been required to commit unanticipated additional resources to complete projects. We may experience similar situations in the future.

     Our quarterly operating results can vary significantly and may cause our stock price to fluctuate.

     Our quarterly operating results can vary significantly and are difficult to predict. As a result, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is likely that in some future quarter or quarters our operating results will be below the expectations of public market analysts or investors. In such an event, the market price of our common stock may decline significantly. A number of factors are likely to cause our quarterly results to vary, including:

     . The overall level of demand for communications services by consumers and businesses and its effect on demand for our products and services by our customers;

     . Our customers' willingness to buy, rather than build, order processing, management and fulfillment software;

     . The timing of individual software orders, particularly those of our major customers involving large license fees that would materially affect our revenue in a given quarter;

     . The introduction of new communications services and our ability to react quickly compared to our competitors;

     . Our ability to manage costs, including costs related to professional services and support services;

     . The utilization rate of our professional services employees and the extent to which we use third party subcontractors to provide consulting services;

     .    Costs related to possible acquisitions of other businesses;

     . Our ability to collect outstanding accounts receivable from very large product licenses;

     . Innovation and introduction of new technologies, products and services in the communications and information technology industries; and

     .    Costs related to the expansion of our operations.

     We forecast the volume and timing of orders for our operational planning, but these forecasts are based on many factors and subjective judgments, and we cannot assure their accuracy. We have hired and trained a large number of personnel in core areas, including product development and professional services, based on our forecast of future revenues. As a result, significant portions of our operating expenses are fixed in the short term. Therefore, failure to generate revenue according to our expectations in a particular quarter could have an immediate negative effect on results for that quarter.

     Our quarterly revenue is dependent, in part, upon orders booked and delivered during that quarter. We expect that our sales will continue to involve large financial commitments from a relatively small number of customers. As a result, the cancellation, deferral, or failure to complete the sale of even a small number of licenses for our products and related services may cause our revenues to fall below expectations. Accordingly, delays in the completion of sales near the end of a quarter could cause quarterly revenue to fall substantially short of anticipated levels. Significant sales may also occur earlier than expected, which could cause operating results for later quarters to compare unfavorably with operating results from earlier quarters.

     Some contracts for software licenses may not qualify for revenue recognition upon product delivery. Revenue may be deferred when there are significant elements required under the contract that have not been completed, there are express conditions relating to product acceptance, there are deferred payment terms, or when collection is not considered probable. With these uncertainties we may not be able to predict accurately when revenue from these contracts will be recognized.

     In order to generate increased revenue, we need to expand our sales and distribution capabilities.

     We must expand our direct and indirect sales operations to increase market awareness of our products and to generate increased revenue. We cannot be certain that we will be successful in these efforts. Our products and services require a sophisticated sales effort targeted at the senior management of our prospective customers. New hires will require training and take time to achieve full productivity. We cannot be certain that our recent hires will become as productive as necessary or that we will be able to hire enough qualified individuals in the future. We also plan to expand our relationships with systems integrators and other third-party resellers to build an indirect sales channel. Failure to expand these sales channels could adversely affect our revenues and operating results. In addition, we will need to manage potential conflicts between our direct sales force and third-party reselling efforts.

     We depend on certain key personnel, and the loss of any key personnel could affect our ability to compete.

     We believe that our success will depend on the continued employment of our senior management team and key technical personnel. This dependence is particularly important to our business because personal relationships are a critical element of obtaining and maintaining business contacts with our customers. Our senior management team and key technical personnel would be very difficult to replace and the loss of any of these key employees could seriously harm our business. In addition, we currently do not have non-compete agreements in place, and if any of these key employees were to join a competitor or form a competing company, some of our customers might choose to use the products or services of that competitor or of a new company instead of ours.

     Our ability to attract, train and retain qualified employees is crucial to results of operations and future growth; management turnover could affect our ability to achieve operating results.

     As a company focused on the development, sale and delivery of software products and related services, our personnel are our most valued assets. Our future success depends in large part on our ability to hire, train and retain software developers, systems architects, project managers, communications business process experts, systems analysts, trainers, writers, consultants and sales and marketing professionals of various experience levels. Skilled personnel are in short supply, and this shortage is likely to continue. As a result, competition for these people is intense, and the industry turnover rate for them is high. Any inability to hire, train and retain a sufficient number of qualified employees could hinder the growth of our business.

     We have undergone significant management changes during the last twelve months and may experience additional management changes in the future. New managers typically bring new strengths to our business, but their short tenure with the us could affect our ability to execute business plans and achieve our planned operating results.

     Our future success depends on our continued use of strategic relationships to implement and sell our products.

     We have entered into relationships with third-party systems integrators and hardware platform and software applications developers. We rely on these third parties to assist our customers and to lend expertise in large scale, multi-system implementation and integration projects, including overall program management and development of custom interfaces for our product. Should these third parties go out of business or choose not to provide these services, we may be forced to develop those capabilities internally, incurring significant expense and adversely affecting our operating margins. In addition, we have derived and anticipate that we will continue to derive a significant portion of our revenues from customers that have established relationships with our marketing and platform alliances. We could lose sales opportunities if we fail to work effectively with these parties or fail to grow our base of marketing and platform alliances.

     The expansion of our products with new functionality and to new customer markets may be difficult and costly.

     We plan to invest significant resources and management attention to expanding our products by adding new functionality and to expanding our customer base by targeting customers in markets that we have not previously served. We cannot be sure that expanding the footprint of our products or selling our products into new markets will generate acceptable financial results due to uncertainties inherent in entering new markets and in our ability to execute our plans. Costs associated with our product and market expansions may be more costly than we anticipate, and demand for our new products and in new customer markets may be lower than we expect.

     Our planned international operations may be difficult and costly.

     We intend to devote significant management and financial resources for our international expansion. In particular, we will have to attract experienced management, technical, sales, marketing and support personnel for our international offices. Competition for these people is intense and we may be unable to attract qualified staff. International expansion may be more difficult or take longer than we anticipate, especially due to language barriers, currency exchange risks and the fact that the communications infrastructure in foreign countries may be different than the communications infrastructure in the United States. If we are unable to expand our international operations successfully and in a timely manner, our expenses could increase at a greater rate than our revenues, and our operating results could be adversely affected.

     Moreover, international operations are subject to a variety of additional risks that could adversely affect our operating results and financial condition. These risks include the following:

     .    Longer payment cycles;

     .    Problems in collecting accounts receivable;

     .    The impact of recessions in economies outside the United States;

     .    Unexpected changes in regulatory requirements;

     .    Variable and changing communications industry regulations;

     . Trade barriers and barriers to foreign investment, in some cases specifically applicable to the communications industry;

     .    Barriers to the repatriation of capital or profits;

     .    Fluctuations in currency exchange rates;

     .    Restrictions on the import and export of certain technologies;

     .    Lower protection for intellectual property rights;

     . Seasonal reductions in business activity during the summer months, particularly in Europe;

     .    Potentially adverse tax consequences;

     . Increases in tariffs, duties, price controls or other restrictions on foreign currencies; and

     .    Requirements of a locally domiciled business entity.

     Acquisitions or joint business ventures could be difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results.

     Acquisitions and investments in businesses involve significant risks. We may acquire or invest in companies to expand the footprint of our products or accelerate growth of our business into new markets, and our failure to successfully manage these acquisitions or other joint business ventures could seriously harm our business. Also, our existing stockholders may be diluted if we finance the acquisitions by issuing equity securities. The risks and uncertainties associated with acquisitions or investments include:

     . Risk that the industry may develop in a different direction than anticipated and that the technologies we acquire do not prove to be those needed to be successful in the industry;

     . Potential difficulties in completing in-process research and development projects;

     . Difficulty integrating new businesses and operations in an efficient and effective manner;

     . Risks of our customers or customers of the acquired businesses deferring purchase decisions as they evaluate the impact of the acquisition on our future product strategy;

     .    Potential loss of key employees of the acquired businesses; and

     . Risk of diverting the attention of senior management from the operation of our business, and the risks of entering new markets in which we have limited experience.

     Our inability to successfully integrate acquisitions or to otherwise manage business growth effectively could have a material adverse effect on our business, results of operations, and financial condition. Future revenues and profits from acquisitions and investments may fail to achieve expectations.

     Our failure to meet customer expectations or deliver error-free software could result in losses and negative publicity.

     The complexity of our products and the potential for undetected software errors increase the risk of claims and claim-related costs. Due to the mission-critical nature of order processing, management and fulfillment software, undetected software errors are of particular concern. The implementation of our products, which we accomplish through our professional services division and with our alliance partners, typically involves working with sophisticated software, computing and communications systems. If our software contains undetected errors or we fail to meet our customers' expectations or project milestones in a timely manner, we could experience:

     . Delayed or lost revenues and market share due to adverse customer reaction;

     .    Loss of existing customers;

     . Negative publicity regarding us and our products, which could adversely affect our ability to attract new customers;

     . Expenses associated with providing additional products and customer support, engineering and other resources to a customer at a reduced charge or at no charge;

     . Claims for substantial damages against us, regardless of our responsibility for any failure;

     .    Increased insurance costs; and

     .    Diversion of development and management time and resources.

     Our licenses with customers generally contain provisions designed to limit our exposure to potential claims, such as disclaimers of warranties and limitations on liability for special, consequential and incidental damages. In addition, our license agreements usually cap the amounts recoverable for damages to the amounts paid by the licensee to us for the product or services giving rise to the damages. However, we cannot be sure that these contractual provisions will protect us from additional liability. Furthermore, our general liability insurance coverage may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims, or the insurer may disclaim coverage as to any future claim. The successful assertion of any large claim against us could adversely affect our operating results and financial condition.

     Our limited ability to protect our proprietary technology may adversely affect our ability to compete, and we may be found to infringe on the proprietary rights of others.

     Our success depends in part on our proprietary software technology. We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect our technology. We cannot guarantee that the steps we have taken to protect our proprietary rights will be adequate to deter misappropriation of our intellectual property, and we may not be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. If third parties infringe or misappropriate our copyrights, trademarks, trade secrets or other proprietary information, our business could be seriously harmed. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated their intellectual property rights. Claims against us, either successful or unsuccessful, could result in significant legal and other costs and may be a distraction to management. We currently focus on intellectual property protection within the United States. Protection of intellectual property outside of the United States will sometimes require additional filings with local patent, trademark, or copyright offices, as well as the implementation of contractual or license terms different from those used in the United States. Protection of intellectual property in many foreign countries is weaker and less reliable than in the United States. If our business expands into foreign countries, costs and risks associated with protecting our intellectual property abroad will increase.

                           FORWARD-LOOKING STATEMENTS

From time to time, information provided by us, statements made by our employees or information included in our filings with the Securities and Exchange Commission, including this prospectus, may contain certain "forward- looking" information, as that term is defined by the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements that describe future market conditions, future revenues, future profitability or company plans are forward-looking statements. The words "expects," "anticipates," "believes" and similar words generally signify a "forward-looking" statement. These forward- looking statements are made pursuant to the safe harbor provisions of the Act. The reader is cautioned that all forward-looking statements are necessarily speculative and that there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. Such risks and uncertainties include those in the section above entitled "Risk Factors." We undertake no obligation to publicly revise any forward-looking statement due to changes in circumstances after the date of this report, or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock offered pursuant to this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes us to issue up to 100,000,000 shares of common stock, par value $.005 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, of which 200,000 shares have been designated Series A junior participating preferred stock. The following summary of provisions of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated certificate of incorporation, certificate of designation of Series A junior participating preferred stock and Rights Agreement dated as of October 24, 2001, which are included as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

As of December 31, 2001, (a) 37,055,983 shares of common stock were issued and outstanding, (b) 10,751,519 shares of common stock were subject to, and reserved for issuance upon, the exercise of warrants and options outstanding and exercisable and the exchange of the exchangeable shares issued by MCH, and (c) no shares of preferred stock were issued or outstanding. The outstanding shares of our common stock are duly authorized, legally issued, fully paid and nonassessable. Our board of directors does not currently intend to issue any shares of preferred stock, although there can be no assurances that the board of directors will not decide to issue preferred stock in the future.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The shares of common stock have no preemptive or conversion rights, redemption rights or sinking fund provisions. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any preferred stock that may then be outstanding. Holders of a plurality of the shares of common stock voting for the election of directors can elect all of the directors since the holders of the common stock do not have cumulative voting rights.

Pursuant to our Rights Agreement, each share of our common stock trades with a right to purchase Series A junior participating preferred stock under certain circumstances. For a description of these rights, see "Stockholder Rights Plan" below.

Preferred Stock

Our board of directors is authorized, without further action by our stockholders, to issue preferred stock from time to time in one or more series and to fix, as to any such series, the voting rights applicable to the series and the other designations, preferences and special rights as the board of directors may determine, including dividend, conversion, redemption and liquidation rights and preferences. Currently, there are no shares of preferred stock outstanding. The issuance of shares of preferred stock under certain circumstances could have the effect of delaying or preventing a change in control of MetaSolv or other corporate actions. Any issuances of preferred stock, as well as the availability of authorized and unissued preferred stock, also could adversely affect the market price of our common stock.

     In connection with the adoption of our Stockholder Rights Plan, our board of directors has designated 200,000 shares of preferred stock as Series A junior participating preferred stock. Each share of Series A preferred stock purchasable upon exercise of the rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (a) of $1.00 in cash or (b) 1,000 times the aggregate dividend declared per share of common stock. In the event of our liquidation, dissolution or winding up, the holders of the Series A preferred stock will be entitled to a minimum preferential liquidation payment equal to the greater of (a) $1,000 per share plus any accrued but unpaid dividends and distributions or (b) 1,000 times the aggregate amount to be distributed per share of common stock. Each share of Series A preferred stock will have 1,000 votes and will vote together with the common stock on all matters submitted to a vote of the stockholders. In the event of any merger, consolidation or other transaction in which common stock is exchanged for or changed into other stock or securities, cash or property, each share of Series A preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. Shares of Series A preferred stock will not be redeemable. These rights of the Series A preferred stock are protected by customary antidilution provisions. Because of the nature of the dividend, liquidation and voting rights of the Series A preferred stock, the value of one one-thousandth of a share of Series A preferred stock purchasable upon exercise of each right is intended to approximate the value of one share of our common stock.

Stockholder Rights Plan

     Our board of directors has adopted a stockholder rights plan. The Rights Agreement provides for a dividend distribution of one right on each share of common stock. Each right entitles the holder to buy 1/1,000th of a share of our Series A junior participating preferred stock at an exercise price of $45. Subject to limited exceptions, the rights will become exercisable following the tenth day after a person or group announces acquisition of 15% or more of our common stock, and thereby becomes an "acquiring person," or announces commencement of a tender offer or exchange offer, the consummation of which would result in the ownership by the person or group of 15% or more of our common stock. We will be entitled to redeem the rights at $0.00001 per right at any time prior to the time that a person or group becomes an acquiring person.

     The operation of the stockholder rights plan could make it more difficult for us to be acquired by another company, even if our acquisition is in the best interests of our stockholders. The rights will cause substantial dilution to a person or group that acquires 15% or more of MetaSolv stock on terms not approved by the board of directors.

     The rights will expire in October 2011 unless earlier redeemed, exchanged or terminated. Mellon Investor Services LLC is the rights agent.

Registrar and Transfer Agent

     The registrar and transfer agent for the common stock and preferred stock is Mellon Investor Services.

                              SELLING STOCKHOLDERS

This prospectus relates to offers and sales of our common stock by the Selling Stockholders. The following table sets forth, as of February 28, 2002, the names of the Selling Stockholders and the number of shares of common stock that each Selling Stockholder has acquired or has the right to acquire. Inclusion in the table below does not imply that any Selling Stockholder will actually offer and sell any of the shares registered on behalf of the Selling Stockholder. No Selling Stockholder owns more than one percent of our outstanding common stock.


                                                        Shares of Common Stock
                   Name of Owner                       Owned Before the Offering
                   -------------                       -------------------------

     Elie Abboud ................................................        71
     Nasrallah Abdallah Perihane ................................     2,843
     Antonio Arcuri (1). ........................................    14,214
     B.A.G.H. Technologies Inc ..................................    41,458
     Francoise Bellon. ..........................................       142
     Francoise Benichou. ........................................     1,706
     David Bitton. ..............................................       142
     Nassim Bouabcha (1) ........................................       142
     Samuel Bouhadana (1). ......................................     4,122
     Ghada Boutanios (1) ........................................     2,061
     Pascal Bouvry ..............................................     2,748
     Jean-Francois Brisson ......................................        71
     Joseph Cohen. ..............................................     7,676
     Gilbert Cousineau (1) ......................................       711
     Yves Desrosiers ............................................       426
     Charles Elazar. ............................................       142
     Fiducie Cloalima (2). ......................................    59,416
     Fiducie Familiale Tousagami (2) ............................    59,416
     Fiducie Personnel-cle LAT45(2). ............................     2,780
     Fiducie Tom-Tom (2) ........................................    59,416
     Fiducie Yada (2). ..........................................    59,416
     Herve Francois (1). ........................................       426
     Antoinette Giuffrida (1). ..................................       142
     Fernando Gutierrez (1). ....................................       213
     Theodora Hatchuel ..........................................       142
     Toufik Issad (1). ..........................................       284
     Claude Jean ................................................       569
     Benoit Lemieux (1). ........................................     5,117
     Celine Lessard. ............................................       569
     Aaron Minciotti (1) ........................................     1,635
     Sarah Minciotti (1) ........................................     4,122
     Patrick Murris. ............................................     1,137
     Paula Oriani (1). ..........................................       142
     Oxhenham International Ltd. ................................     7,818
     Ginette Pelletier ..........................................       142
     Sylvain Plourde ............................................     2,843
     Gina Ratte. ................................................       284
     Isabelle Sicotte. ..........................................     5,117
     Robert Kimbal Solar ........................................       711
     Christian St-Po ............................................       569
     Abdul Sultani Hafiz ........................................       711
     Sandrine Tounissoux ........................................     1,706
     Marie Tremblay (1). ........................................       640
     Patrice Trudel (1). ........................................     8,386
     Roland Younes (1) ..........................................     4,122
                                                                      -----

     Total                                                          366,666

     (1) Each of these Selling Stockholders is an employee of MetaSolv Software Canada Inc., our wholly-owned subsidiary, or a wholly-owned subsidiary of MetaSolv Software Canada Inc.

     (2) The trustee of each of these Selling Stockholders has the right, subject to the terms and conditions of the Registration Rights Agreement dated July 20, 2001, as amended, to assign its right to register shares of our common stock under this prospectus to any persons to whom the trustee distributes exchangeable shares and/or shares of our common stock. Those persons receiving a distribution of exchangeable shares and/or shares of our common stock from the trustee are entitled to become Selling Stockholders under this prospectus and upon such a distribution by the trustee, we will file a supplement to this prospectus indicating the name of each additional Selling Stockholder and the number of shares allowed to be sold by each additional Selling Stockholder under this prospectus.

     Each of the Selling Stockholders has acquired or will acquire their shares of our common stock upon exchange of the exchangeable shares of MCH in accordance with the terms of the exchangeable shares and the Exchange Agreement.


                              PLAN OF DISTRIBUTION

Subject to the terms and conditions of the Registration Rights Agreement, the Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Each Selling Stockholder may use one or more of the following methods when selling shares:

     . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     . purchases by a broker-dealer as principal and resale by the broker-dealer for the Selling Stockholder's account;

     . sales by broker-dealers pursuant to an agreement with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

     . an exchange distribution in accordance with the rules of the applicable exchange;

     .    privately negotiated transactions;

     .    short sales;

     .    a combination of any such methods of sale; and

     . any other method permitted pursuant to applicable law other than underwritten offerings.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. A Selling Stockholder may pledge his, her or its shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In this event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares other than fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

Certain legal matters in connection with the offering of the common stock hereby have been passed upon for us by Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas.

                                     EXPERTS

The consolidated financial statements and schedule of MetaSolv, Inc. as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the common stock covered by this prospectus. This prospectus, which forms a part of the registration statement to which it is a part, omits selected information contained in the registration statement, and you should refer to the registration statement for further information with respect to us and our common stock. Statements contained in this prospectus concerning the provisions or contents of any documents are necessarily summaries of the documents and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We are subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may review and copy any of those reports, proxy statements and other information, as well as the Registration Statement, including the exhibits and schedules thereto, at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of those materials may be obtained from those offices, upon payment of the fees prescribed by the SEC. You may obtain information on the SEC public reference facilities by calling 1-800-SEC-0330.

The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us that submit electronic filings to the SEC. Our common stock is listed on The Nasdaq Stock Market under the symbol "MSLV," and those reports, proxy and information statements and certain other information also can be inspected at the office of Nasdaq Operations, 1735 K Street, NW, Washington, DC 20006. We also maintain a web site at http://www.metasolv.com. The contents of our web site are not part of this prospectus.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus information from other documents that we file with the SEC, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the sale of all the shares of common stock covered by this prospectus:

   .  Our Annual Report on Form 10-K for the year ended December 31, 2000;

   . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;


   .  Our Current Reports on Form 8-K dated April 9, 2001, May 22, 2001,
      July 10, 2001, October 18, 2001, October 24, 2001, January 31, 2002 and
      February 15, 2002;


   . The description of our common stock contained in our Registration Statements on Form 8-A, dated November 16, 1999 and October 24, 2001; and


   . All other reports filed by us with the SEC in compliance with Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 2000.

   We will deliver to each person receiving this prospectus a copy of any or all of the information that has been incorporated by reference and not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning:

                                 MetaSolv, Inc.
                              5560 Tennyson Parkway
                               Plano, Texas 75024
                            Attn: Jonathan K. Hustis
                            Telephone: (972) 403-8300

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The statements contained within this prospectus may only be accurate, true and correct as of the date indicated on the cover page. The delivery of this prospectus does not, under any circumstances, create the implication that there has been no change since that date. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than those registered securities to which the prospectus relates. Moreover, this prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any circumstances in which such an offer or solicitation is unlawful.


                                 366,666 Shares


                                 METASOLV, INC.


                                  Common Stock



                                   PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The estimated expenses payable by MetaSolv, Inc. (the "registrant") in connection with the registration of the common stock offered hereby are as follows:

       SEC registration fee.................................     $646
       Printing and engraving expenses......................    5,000
       Legal fees and expenses..............................    5,000
       Accounting fees and expenses.........................    2,500
       Transfer agent and registrar fees....................      500
       Miscellaneous expenses...............................      100
          Total.............................................   13,746


The Selling Stockholders will not bear any of these expenses.

ITEM 15. Indemnification of Directors and Officers.

Generally, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless the Delaware Court of Chancery or the court in which such action was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for proper expenses. To the extent such person has been successful in the defense of any matter, such person shall be indemnified against expenses actually and reasonably incurred by him.

Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The registrant's Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the full extent permitted under Delaware law.

We maintain officers' and directors' liability insurance for members of our Board of Directors and executive officers and we have also entered into agreements to indemnify our directors and officers.

ITEM 16. Exhibits and Financial Statement Schedules.

   (a) Exhibits

  Exhibit
  Number                             Description
  ------                             -----------
   **3.1      Amended and Restated Certificate of Incorporation of MetaSolv, Inc.
              filed on May 30, 2001.

    *3.2      Certificate of Designation of Series A Junior Participating
              Preferred Stock setting forth the terms of the Series A Junior
              Participating Preferred Stock, par value $0.01 per share, filed with the Delaware Secretary of State on October 25, 2001.

     4.1 Specimen Certificate of the common stock of MetaSolv, Inc., incorporated by reference to Exhibit 4.2 of our Registration
              Statement on Form S-1 (File No. 333-86937).

     4.2      Rights Agreement, dated as of October 24, 2001, between MetaSolv,
              Inc. and Mellon Investors Services LLC, as rights agent, specifying the terms of the rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as
              Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C
              (incorporated herein by reference to Exhibit 4.1 to MetaSolv, Inc.'s Registration Statement on Form 8-A (File No. 000-28129) dated October 24, 2001, filed with the Securities and Exchange
              Commission on October 25, 2001).

   **5.1      Legal Opinion of Vinson & Elkins L.L.P.

  **10.1      Terms of Exchangeable Shares of MetaSolv Canada Holdings Inc. adopted as a special resolution by its sole shareholder on July 20, 2001.

  **10.2      Share Purchase Agreement dated July 20, 2001, by and among MetaSolv,
              Inc., MetaSolv Canada Inc., MetaSolv Canada Holdings Inc., LAT45
              Information Systems Inc., each of the shareholders of LAT45
              Information Systems Inc. and each of Joseph Hatchuel, Toufik Abdallah,
              Serge Bouhadana and Jean-Nicolas Guet.

  **10.3      Exchange Agreement dated July 20, 2001, by and among MetaSolv, Inc.,
              MetaSolv Canada Inc., MetaSolv Canada Holdings Inc. and each of the shareholders of LAT45 Information Systems Inc.

  **10.4      Registration Rights Agreement dated July 20, 2001, by and among
              MetaSolv, Inc., each of the shareholders of LAT45 Information Systems
              Inc. and Joseph Hatchuel, as shareholders' representative.

  **10.5      Amendment No. 1 to the Registration Rights Agreement dated August 3,
              2001, by and between MetaSolv, Inc. and Joseph Hatchuel, as shareholders' representative.

  **10.6      Amendment No. 2 to the Registration Rights Agreement dated August 10,
              2001, by and between MetaSolv, Inc. and Joseph Hatchuel, as shareholders' representative.

   *10.7      Amendment No. 3 to the Registration Rights Agreement dated
              November 16, 2001, by and between MetaSolv, Inc. and Joseph
              Hatchuel, as shareholders' representative.

   *10.8 Amendment to Share Purchase Agreement dated August 20, 2001, by and between MetaSolv Canada Holdings Inc. and Joseph Hatchuel, as shareholders' representative.

  **23.1      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

   *23.2      Consent of KPMG LLP.

    24.1      Power of Attorney.


*  Filed herewith.
** Previously filed.

ITEM 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of MetaSolv pursuant to the provisions in Item 14 above, or otherwise, MetaSolv has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MetaSolv of expenses incurred or paid by a director or officer or controlling person of MetaSolv in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MetaSolv will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    MetaSolv undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    MetaSolv hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of MetaSolv's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plano, State of Texas, on March 1, 2002.


                                 METASOLV, INC.


                                     By:   /s/ James P. Janicki
                                         --------------------------------
                                               James P. Janicki
                                            Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:


               Signature                         Title                         Date
               ---------                         -----                         ----
  /s/      James P. Janicki              Chief Executive Officer          March 1, 2002
------------------------------------     (Principal Executive
           James P. Janicki              Officer) and Director

  /s/    Glenn A. Etherington            Chief Financial Officer          March 1, 2002
------------------------------------     (Principal Financial and
         Glenn A. Etherington            Accounting Officer)

  /s/    T. Curtis Holmes                President, Chief Operating       March 1, 2002
------------------------------------     Officer and Director
         T. Curtis Holmes

  /s/            *                       Chairman of the Board            March 1, 2002
------------------------------------
            John W. White

  /s/            *                       Director                         March 1, 2002
------------------------------------
         Lawrence J. Bouman

  /s/            *                       Director                         March 1, 2002
------------------------------------
          John D. Thornton

  /s/            *                       Director                         March 1, 2002
------------------------------------
          Royce J. Holland


*By:  /s/ Glenn A. Etherington
    --------------------------------
           Attorney-in-Fact

                                INDEX TO EXHIBITS


  Exhibit
  Number                             Description
  ------                             -----------
   **3.1      Amended and Restated Certificate of Incorporation of MetaSolv, Inc.
              filed on May 30, 2001.

    *3.2      Certificate of Designation of Series A Junior Participating
              Preferred Stock setting forth the terms of the Series A Junior
              Participating Preferred Stock, par value $0.01 per share, filed with the Delaware Secretary of State on October 25, 2001.

     4.1 Specimen Certificate of the common stock of MetaSolv, Inc., incorporated by reference to Exhibit 4.2 of our Registration
              Statement on Form S-1 (File No. 333-86937).

     4.2      Rights Agreement, dated as of October 24, 2001, between MetaSolv,
              Inc. and Mellon Investors Services LLC, as rights agent, specifying the terms of the rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as
              Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C
              (incorporated herein by reference to Exhibit 4.1 to MetaSolv, Inc.'s Registration Statement on Form 8-A (File No. 000-28129) dated October 24, 2001, filed with the Securities and Exchange
              Commission on October 25, 2001).

   **5.1      Legal Opinion of Vinson & Elkins L.L.P.

  **10.1      Terms of Exchangeable Shares of MetaSolv Canada Holdings Inc. adopted as a special resolution by its sole shareholder on July 20, 2001.

  **10.2      Share Purchase Agreement dated July 20, 2001, by and among MetaSolv,
              Inc., MetaSolv Canada Inc., MetaSolv Canada Holdings Inc., LAT45
              Information Systems Inc., each of the shareholders of LAT45
              Information Systems Inc. and each of Joseph Hatchuel, Toufik Abdallah,
              Serge Bouhadana and Jean-Nicolas Guet.

  **10.3      Exchange Agreement dated July 20, 2001, by and among MetaSolv, Inc.,
              MetaSolv Canada Inc., MetaSolv Canada Holdings Inc. and each of the shareholders of LAT45 Information Systems Inc.

  **10.4      Registration Rights Agreement dated July 20, 2001, by and among
              MetaSolv, Inc., each of the shareholders of LAT45 Information Systems
              Inc. and Joseph Hatchuel, as shareholders' representative.

  **10.5      Amendment No. 1 to the Registration Rights Agreement dated August 3,
              2001, by and between MetaSolv, Inc. and Joseph Hatchuel, as shareholders' representative.

  **10.6      Amendment No. 2 to the Registration Rights Agreement dated August 10,
              2001, by and between MetaSolv, Inc. and Joseph Hatchuel, as shareholders' representative.

   *10.7      Amendment No. 3 to the Registration Rights Agreement dated
              November 16, 2001, by and between MetaSolv, Inc. and Joseph
              Hatchuel, as shareholders' representative.

   *10.8 Amendment to Share Purchase Agreement dated August 20, 2001, by and between MetaSolv Canada Holdings Inc. and Joseph Hatchuel, as shareholders' representative.

  **23.1      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

   *23.2      Consent of KPMG LLP.

    24.1      Power of Attorney.


*  Filed herewith.
** Previously filed.